Exhibit 99.8

NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)


                                                                           PRO FORMA ADJUSTMENTS              PRO FORMA
                                                                           ---------------------               GIVING
                                                                 YANKEE                        SHORT-TERM     EFFECT TO
                                                 PER BOOK        MERGER    SECURITIZATION         DEBT       ADJUSTMENTS
                                                ----------      --------   --------------      ----------    -----------
Other Property and Investments:
  Investments in subsidiary
    companies, at equity                        $2,877,833      $             $(270,000)[1]     $             $2,607,833
  Investments in transmission
    companies, at equity                            14,986                                                        14,986
  Other, at cost                                        54                                                            54
                                                ----------      --------      ---------         --------      ----------
                                                 2,892,873             0       (270,000)               0       2,622,873
Current Assets:
  Cash                                               1,860                      270,000[1]       237,000[2]      508,860
  Notes receivable from
    affiliated companies                            69,300                                                        69,300
  Notes and accounts receivable                        590                                                           590
  Accounts receivable from
    affiliated companies                            52,203                                                        52,203
  Prepayments                                       21,335                                                        21,335
                                                ----------      --------      ---------         --------      ----------
                                                   145,288             0        270,000          237,000         652,288
Deferred Charges:
  Unamortized debt expense                              13                                                            13
  Other                                              1,722                                                         1,722
                                                ----------      --------      ---------         --------      ----------
                                                     1,735             0              0                0           1,735
                                                ----------      --------      ---------         --------      ----------
      Total Assets                              $3,039,896      $      0      $       0         $237,000      $3,276,896
                                                ==========      ========      =========         ========      ==========

Capitalization:
  Common stock                                  $  743,480      $             $                 $             $  743,480
  Capital surplus, paid in                       1,094,996                                                     1,094,996
  Deferred benefit plan -
    employee stock ownership plan                 (118,554)                                                     (118,554)
  Retained earnings                                691,164                                       (12,698)        678,466
  Accumulated other
    comprehensive income                             2,699                                                         2,699
                                                ----------      --------      ---------         --------      ----------
Total common stockholder's equity                2,413,785             0              0          (12,698)      2,401,087
  Long-term debt                                   130,826                                                       130,826
                                                ----------      --------      ---------         --------      ----------
    Total capitalization                         2,544,611             0              0          (12,698)      2,531,913
                                                ----------      --------      ---------         --------      ----------

Current Liabilities:
  Notes payable to banks                           426,000                                       237,000[2]      663,000
  Accounts payable                                      99                                                            99
  Accounts payable to
    affiliated companies                               603                                                           603
  Long-term debt - current portion                  20,000                                                        20,000
  Accrued taxes                                      7,362                                        (8,466)[3]      (1,104)
  Accrued interest                                   8,112                                        21,164[3]       29,276
  Accrued Con Edison/Northeast
    Utilities merger fees                            3,007                                                         3,007
  Other                                                  7                                                             7
                                                ----------      --------      ---------         --------      ----------
                                                   465,190             0              0          249,698         714,888
                                                ----------      --------      ---------         --------      ----------
Deferred Credits and Other
  Long-Term Liabilities:
Accumulated deferred income taxes                    5,419                                                         5,419
Other deferred credits                              24,676                                                        24,676
                                                ----------      --------      ---------         --------      ----------
                                                    30,095             0              0                0          30,095
                                                ----------      --------      ---------         --------      ----------
Total Capitalization and Liabilities            $3,039,896      $      0      $       0         $237,000      $3,276,896
                                                ==========      ========      =========         ========      ==========


NORTHEAST UTILITIES PARENT
PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED SEPTEMBER 30, 2000
Unaudited
(Thousands of Dollars)

                                                                    PRO FORMA ADJUSTMENTS           PRO FORMA
                                                                    ---------------------            GIVING
                                                          YANKEE                    SHORT-TERM      EFFECT TO
                                           PER BOOK       MERGER    SECURITIZATION     DEBT        ADJUSTMENTS
                                           --------      --------   --------------  ----------     -----------
Operating Revenues                         $      0      $             $             $              $      0
                                           --------      --------      --------      --------       --------

Operating Expenses:
  Operation expense                          32,231                                                   32,231
  Federal and state income taxes              1,482                                                    1,482
  Taxes other than income taxes                  56                                                       56
                                           --------      --------      --------      --------       --------
    Total operating expenses                 33,769             0             0             0         33,769
                                           --------      --------      --------      --------       --------
Operating Loss                              (33,769)            0             0             0        (33,769)
                                           --------      --------      --------      --------       --------

Other Income:
  Equity in earnings of subsidiaries        199,118                                                  199,118
  Equity in earnings of
    transmission companies                    2,455                                                    2,455
  Other, net                                  3,981                                                    3,981
  Income taxes                                3,486                                     8,466[3]      11,952
                                           --------      --------      --------      --------       --------
      Other income, net                     209,040             0             0         8,466        217,506
                                           --------      --------      --------      --------       --------
Income before interest charges              175,271             0             0         8,466        183,737
                                           --------      --------      --------      --------       --------

Interest Charges:
  Interest on long-term debt                 13,399                                                   13,399
  Other interest                             25,210                                    21,164[3]      46,374
                                           --------      --------      --------      --------       --------
      Interest charges, net                  38,609             0             0        21,164         59,773
                                           --------      --------      --------      --------       --------
Net Income                                 $136,662      $      0      $      0      $(12,698)      $123,964
                                           ========      ========      ========      ========       ========



NORTHEAST UTILITIES PARENT
PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)

                                                 Debit       Credit
                                                 -----       ------

SECURITIZATION ADJUSTMENTS:

a) Cash                                         270,000
     Investment in subsidiary companies                      270,000

   To record stock repurchase by PSNH.

SHORT-TERM DEBT ADJUSTMENTS:
b) Cash                                         237,000
     Notes payable to banks                                  237,000

   To record the issuance of
   additional short-term debt.

c) Other interest                                21,164
     Accrued taxes                                8,466
       Accrued interest                                       21,164
       Income taxes                                            8,466

   To record interest expense
   associated with increased level of
   short-term debt and related tax effect.